UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (date of earliest event reported): November 30, 2022

Fidelity National Financial, Inc.
(Exact name of Registrant as Specified in its Charter)
001-32630
(Commission File Number)

Delaware	16-1725106
(State or Other Jurisdiction of Incorporation or Organization)	(IRS Employer Identification Number)
601 Riverside Avenue
Jacksonville, Florida 32204
(Addresses of Principal Executive Offices)
(904) 854-8100
(Registrant's Telephone Number, Including Area Code)
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
FNF Common Stock, $0.0001 par value	FNF	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01.	Other Events
On December 1, 2022, at 12:01 a.m., Eastern time (the “Effective Time”), Fidelity National Financial, Inc. (“FNF”) completed its previously announced separation and distribution of approximately 15% of the shares of common stock of its subsidiary, F&G Annuities & Life, Inc. (“F&G”) (the “Distribution”).

The Distribution was accomplished by the distribution of 68 shares of common stock, par value $0.001 per share, of F&G (“F&G Common Stock”) for every 1000 shares of common stock, par value $0.0001 per share, of FNF (“FNF Common Stock”) as a dividend to each holder of shares of FNF Common Stock as of the close of business on November 22, 2022, the record date for the Distribution.

As a result of the Distribution, F&G is a separate, publicly traded company and its businesses, assets and liabilities will primarily consist of those related to F&G’s business as a provider of insurance solutions serving retail annuity and life customers and institutional clients. Through F&G’s insurance subsidiaries, including Fidelity & Guaranty Life Insurance Company and Fidelity & Guaranty Life Insurance Company of New York, F&G will continue to market a broad portfolio of deferred annuities (fixed indexed annuities and multi-year guarantee annuities or other fixed rate annuities), immediate annuities, indexed universal life insurance, funding agreements (through funding agreement-backed notes issuances and the Federal Home Loan Bank of Atlanta) and pension risk transfer solutions. All of FNF’s core title insurance, real estate, technology and mortgage related businesses, assets and liabilities that are not held by F&G remain with FNF.

In connection with the Distribution, the following agreements were entered into by FNF and F&G (the “Transaction Agreements”):

•a Separation and Distribution Agreement, dated as of November 30, 2022, between FNF and F&G, which provides for, among other things, the principal corporate transactions required to effect the Distribution, certain conditions to the Distribution and provisions governing F&G’s relationship with FNF with respect to and resulting from the Distribution (the “Separation and Distribution Agreement”);

•a Corporate Services Agreement, dated as of November 30, 2022, between FNF and F&G, which provides for, among other things, the provision of certain services by FNF to F&G following the Distribution;

•a Reverse Corporate Services Agreement, dated as of November 30, 2022, between FNF and F&G, which provides for, among other things, the provision of certain services by F&G to FNF following the Distribution; and

•a Tax Sharing Agreement, dated as of November 30, 2022, between FNF and F&G, which governs FNF’s and F&G’s respective rights, responsibilities and obligations with respect to taxes and tax benefits, the filing of tax returns, the control of tax examinations and audits and other tax matters.

On December 1, 2022, FNF announced the completion of the Distribution. A copy of the press release is attached hereto as Exhibit 99.5 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Exhibit Description
99.1	Separation and Distribution Agreement, dated as of November 30, 2022, between Fidelity National Financial, Inc. and F&G Annuities & Life, Inc.
99.2	Corporate Services Agreement, dated as of November 30, 2022, between Fidelity National Financial, Inc. and F&G Annuities & Life, Inc.
99.3	Reverse Corporate Services Agreement, dated as of November 30, 2022, between Fidelity National Financial, Inc. and F&G Annuities & Life, Inc.
99.4	Tax Sharing Agreement, dated as of November 30, 2022, between Fidelity National Financial, Inc. and F&G Annuities & Life, Inc.
99.5	Press release, dated December 1, 2022
101	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Fidelity National Financial, Inc.
Date:	December 1, 2022	By:	/s/ Michael L. Gravelle
			Name:	Michael L. Gravelle
			Title:	Executive Vice President, General Counsel and Corporate Secretary